UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________
FORM 8-K
 _____________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 28, 2011
Date of Report (Date of earliest event reported)
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FEI COMPANY
(Exact name of registrant as specified in its charter)
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Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission Identification No.)	(IRS Employer File Number)
5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)
(503) 726-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 _____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Grants
On October 31, 2011, the Compensation Committee of the Board of Directors (“Board”) of FEI Company granted restricted stock unit (“RSU”) and stock option awards from within the Company's 1995 Stock Incentive Plan to the Company's named executive officers in the amounts described in the following table. These awards were a combination of annual grants made as long term incentive compensation for the executives named (“Annual Grants”) and grants made to recognize and reward such executives for outstanding performance in the prior year (“Success Grants”).

	Number of RSUs Granted		Number of Options Granted[3]
Named Executive Officer	Annual Grants	Success Grants	Annual Grants	Success Grants

Don R. Kania	26,164 [1]	9,484 [1]	64,364	23,332
Raymond A. Link	9,140 [1]	1,828 [1]	22,488	4,496
Benjamin Loh	9,140 [2]	1,828 [2]	22,488	4,496
Bradley J. Thies	5,344 [1]	1,068 [1]	13,144	2,628

1 These RSUs vest in four equal annual installments beginning October 31, 2012, and on each vesting date the named executive officer will receive 25% of the shares minus applicable taxes.

2 These RSUs vest in four equal annual installments beginning October 31, 2012, and on each vesting date Mr. Loh will receive 25% of the shares.

3 All options carry a term of seven years and vest in four equal annual installments beginning October 31, 2012.

CEO Performance Grant
In connection with the foregoing grants, the Compensation Committee also approved granting a performance-based RSU to our CEO, Don Kania. This award, constituting up to 8,502 RSUs, will be made following the public announcement of FEI's financial results for 2012 and will be contingent upon FEI achieving certain specified levels of sales in 2012. If granted, one-third of these RSUs will be vested upon grant, one-third will vest on the one-year anniversary of grant and one-third will vest on the two-year anniversary of grant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Senior Vice President, General Counsel and Secretary
Date: November 2, 2011